                                                                   EXHIBIT 10.50

================================================================================

                          REGISTRATION RIGHTS AGREEMENT

                                  BY AND AMONG

                                 MILACRON INC.,

                              GLENCORE FINANCE AG,

                                       AND

                            MIZUHO INTERNATIONAL PLC

                           DATED AS OF MARCH 12, 2004

================================================================================

                                TABLE OF CONTENTS

                                                                  Page
                                                                  ----
Section 1.   Certain Definitions................................    1

Section 2.   Demand Registration Rights.........................    4

Section 3.   Piggy-Back Registration Rights.....................    7

Section 4.   Selection of Underwriters..........................    8

Section 5.   Blackout Periods...................................    8

Section 6.   Holdback...........................................    9

Section 7.   Registration Procedures............................   10

Section 8.   Registration Expenses..............................   13

Section 9.   Rule 144...........................................   13

Section 10.  Covenants of Holders...............................   14

Section 11.  Indemnification; Contribution......................   14

Section 12.  Injunctions........................................   16

Section 13.  Amendments and Waivers.............................   16

Section 14.  Notices............................................   16

Section 15.  Successors and Assigns.............................   18

Section 16.  Representations and Warranties of the Company......   18

Section 17.  Counterparts.......................................   18

Section 18.  Descriptive Headings...............................   19

Section 19.  Choice of Law......................................   19

Section 20.  Severability.......................................   19

Section 21.  Entire Agreement...................................   19

Section 22.  Further Actions; Reasonable Best Efforts...........   19

                          REGISTRATION RIGHTS AGREEMENT

                  This Agreement (this "Agreement") is made as of this 12th day of March, 2004 by and among Milacron Inc., a Delaware corporation (the "Company"), Glencore Finance AG ("Glencore") and Mizuho International plc ("Mizuho", and together with Glencore, the "Holders").

                                    RECITALS:

                  WHEREAS, pursuant to that certain Note Purchase Agreement, dated as of March 12, 2004, by and among the Company and the Holders (the "Note Purchase Agreement"), the Company has agreed to issue and sell to the Holders $30,000,000 aggregate principal amount of the Company's 20% Secured Step-Up Series A Notes due 2007 ("Series A Notes") and $70,000,000 aggregate principal amount of the Company's 20% Secured Step-Up Series B Notes due 2007 ("Series B Notes", and together with the Series A Notes, the "Notes");

                  WHEREAS, the Series A Notes are convertible, at any time, into shares of Common Stock of the Company, par value $1.00 per share (the "Common Stock");

                  WHEREAS, the Notes are exchangeable into shares of the 6% Series B Convertible Preferred Stock, par value $[ ] per share, of the Company (the "Series B Preferred Stock"), in accordance with the terms and conditions set forth in the Note Purchase Agreement and the Notes, which in turn are convertible into shares of the Company's Common Stock, upon the terms and subject to the limitations and conditions set forth in the Certificate of Designation with respect to such Series B Preferred Stock; and

                  WHEREAS, the Company has agreed to grant to the Holders the registration rights described in this Agreement with respect to the Registrable Securities (as defined herein).

                  NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the following meanings:

                  (a) "Affiliate" has the meaning ascribed to such term in Rule 12b-2 of the Exchange Act.

                  (b) "Agreement" has the meaning specified in the Preamble hereof.

                  (c) "Beneficially Own" has the meaning ascribed to such term in Rule 13d-3 of the Exchange Act.

                  (d)      "Blackout Period" has the meaning specified in
Section 5 hereof.

                  (e) "Board" has the meaning specified in Section 5 hereof.

                  (f) "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of the State of New York and the United States of America.

                  (g) "Common Stock" has the meaning specified in the Recitals hereof.

                  (h) "Company" has the meaning specified in the Preamble hereof.

                  (i) "Conversion Shares" means, collectively, the shares of Common Stock of the Company received by Holders upon conversion of the Series B Preferred Stock.

                  (j) "Damages" has the meaning specified in Section 11(a) hereof.

                  (k) "Demand" has the meaning specified in Section 2(a) hereof.

                  (l)      "Demand Registration" has the meaning specified in
Section 2(a) hereof.

                  (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time that reference is made thereto.

                  (n) "Glencore" has the meaning specified in the Preamble hereof.

                  (o) "Holder" has the meaning specified in the Preamble hereof.

                  (p) "Inspectors" has the meaning specified in Section 7(k) hereof.

                  (q) "Material Adverse Effect" means, with respect to any Person, any condition having an effect on such Person that will, or would reasonably be expected to, prevent or materially impair the ability of the Company to fulfill its obligations under this Agreement.

                  (r) "Mizuho" has the meaning specified in the Preamble hereof.

                  (s) "NASD" means the National Association of Securities Dealers, Inc.

                  (t) "Note Purchase Agreement" has the meaning specified in the Recitals hereof.

                  (u) "Notes" has the meaning specified in the Recitals hereof.

                  (v)      "NYSE" means the New York Stock Exchange, Inc.

                  (w)      "Other Rights Holders" has the meaning specified in
Section 2(f) hereof.

                  (x) "Person" means any individual, firm, partnership, corporation (including, without limitation, a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, and shall include any successor (by merger or otherwise) of any such entity.

                  (y)      "Piggy-Back Request" has the meaning specified in
Section 3(b) hereof.

                  (z)      "Piggy-Back Rights" has the meaning specified in
Section 3(a) hereof.

                  (aa) "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by any Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

                  (bb) "Records" has the meaning specified in Section 7(k) hereof.

                  (cc) "Registrable Securities" means any and all of (i) Common Stock received by Holders upon conversion of the Series A Notes; (ii) the Series B Preferred Stock received by Holders upon exchange of the Notes; (iii) the Conversion Shares; (iv) if the Company has not received Stockholder Approval on or before July 29, 2004, (A) the Notes and (B) the shares of Serial Preference Stock into which shares of Common Stock received by Holders of Series A Notes upon conversion thereof are exchangeable and (v) any securities issued or distributed in respect of any of the securities identified in clauses (i),
(ii), (iii) or (iv)(B) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise. Registrable Securities shall cease to be Registrable Securities when and to the extent that they (i) shall have been Transferred by Holders pursuant to an effective Registration Statement; (ii) shall have been sold or transferred in accordance with the requirements of Rule 144 or Rule 144A; (iii) are otherwise transferred, if new certificates or other evidences of ownership for them not bearing a legend restricting further transfer and not subject to any stop-transfer order or other restrictions on transfer have been delivered by the Company and subsequent disposition of such securities does not require registration or qualification of such securities under the Securities Act or any state securities laws then applicable or (iv) are no longer outstanding.

                  (dd) "Registration Expenses" means any and all reasonable out-of-pocket expenses incident to performance of or compliance with this Agreement, including, without limitation, (i) all SEC, NASD and securities exchange registration and filing fees, (ii) all fees and expenses of complying with state securities or "blue sky" laws (including fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all processing, printing, copying, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange pursuant to
Section 7(h) hereof, (v) all fees and disbursements of counsel for the Company and of its independent public accountants (including the expenses of any special audits or comfort letters), and (vi) the reasonable fees and expenses of any special experts retained in connection with a registration under this Agreement, but excluding any underwriting discounts and commissions and transfer taxes relating to the sale or disposition of Registrable Securities pursuant to a Registration Statement.

                  (ee) "Registration Statement" means any registration statement (including a Shelf Registration) of the Company referred to in Section 2 or Section 3 hereof, including any Prospectus, amendments and supplements to any such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in any such registration statement.

                  (ff) "Rights Offering Period" means the 270-day period beginning on the date immediately following the date on which the Notes are exchanged for shares of Series B Preferred Stock pursuant to the terms of the Note Purchase Agreement.

                  (gg) "Rule 144" means Rule 144 under the Securities Act, or any similar or successor rules or regulations hereafter adopted by the SEC.

                  (hh) "Rule 144A" means Rule 144A under the Securities Act, or any similar or successor rules or regulations hereafter adopted by the SEC.

                  (ii) "SEC" means the United States Securities and Exchange Commission and any successor federal agency having similar powers.

                  (jj) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time that reference is made thereto.

                  (kk) "Series A Notes" has the meaning specified in the Recitals hereof.

                  (ll) "Series B Notes" has the meaning specified in the Recitals hereof.

                  (mm) "Series B Preferred Stock" has the meaning specified in the Recitals hereof.

                  (nn) "Shelf Registration" means a "shelf" registration statement on an appropriate form pursuant to Rule 415 under the Securities Act (or any successor rule that may be adopted by the SEC).

                  (oo) "Stockholder Approval" has the meaning specified in the Note Purchase Agreement.

                  (pp) "Transfer" means, with respect to any security, any direct or indirect sale, transfer, assignment, hypothecation, pledge or any other disposition of such security or any interest therein.

                  (qq)     "Uncontrolled Event" has the meaning specified in
Section 5 hereof.

                  (rr) "Underwritten Offering" means an offering in which securities of the Company are sold to an underwriter for reoffering to the public pursuant to an effective Registration Statement under the Securities Act.

                  Section 2. Demand Registration Rights.

                  (a) Any Holder may, at any time after the expiration of the Rights Offering Period, request the Company in writing (each such request, a "Demand") to effect a registration with the SEC under and in accordance with the provisions of the Securities Act of all or part of the Registrable Securities Beneficially Owned by such Holder (each such registration, a "Demand Registration"). The Demand shall specify the aggregate number of shares of Registrable Securities requested to be so registered on behalf of such Holder. Any request received by the Company from a Holder as provided in this Section 2(a) shall be deemed to be a "Demand" for purposes of this Agreement, unless the Company, in accordance with the terms of this Agreement, shall have notified such Holder in writing, prior to its receipt of such request from such Holder, of its intention to register securities with the SEC, in which case the request from such Holder shall be governed by Section 3 hereof, not this Section 2. All Demands to be made by a Holder pursuant to this Section 2(a) and any notifications by the Company pursuant to the preceding sentence must be based upon a good faith intent of such Holder or the Company, as the case may be, to effect the sale of securities pursuant to such registrations as promptly as practicable after the date of the Demand or notification, as the case may be, in accordance with the terms of this Agreement. Each Holder shall be entitled to two (2) Demands.

                  (b) After receipt of a Demand from a Holder, the Company shall promptly prepare and file a Registration Statement for the Registrable Securities so requested to be registered and use its commercially reasonable efforts to cause such Registration Statement to become effective.

                  (c) Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to file a Registration Statement for Registrable Securities pursuant to a Demand:

                           (i) if the Company shall have previously effected a Demand Registration at any time during the immediately preceding one hundred twenty (120) day period;

                           (ii) if the Company shall have previously effected a registration of Registrable Securities to be issued and sold by the Company at any time during the immediately preceding one hundred twenty (120) day period (other than a registration on Form S-4, Form S-8 or Form S-3 (with respect to dividend reinvestment plans and similar plans) or any successor forms thereto);

                           (iii)    during the pendency of any Blackout Period;

                           (iv) if the Company shall have previously effected four (4) Demand Registrations pursuant to the terms of this Agreement;

                           (v) if the Registrable Securities that are the subject of the Demand are the subject of an effective Shelf Registration.

                  (d) The Company shall be permitted to satisfy its obligations under this Section 2 by amending (to the extent permitted by applicable law) any Shelf Registration previously filed by the Company under the Securities Act so that such Shelf Registration (as amended) shall permit the disposition (in accordance with the intended methods of disposition specified as aforesaid) of all of the Registrable Securities for which a Demand shall have been made. Notwithstanding the foregoing, the Company shall have no obligation under this Agreement to file any Shelf Registration.

                  (e) A requested Demand Registration shall not be deemed to count as a Demand Registration described in the last sentence of Section 2(a), Section 2(c)(i) or 2(c)(iv) hereof if: (i) such registration has not been declared effective by the SEC or does not become effective in accordance with the Securities Act, (ii) after becoming effective, such registration is terminated by any stop order, injunction or similar order or requirement of the SEC or other governmental agency or court for any reason not attributable to a Holder and does not thereafter become effective, (iii) the conditions to closing specified in any underwriting agreement entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of an act or omission on the part of a Holder, or (iv) the Holder making a Demand shall have withdrawn its Demand or otherwise determined not to pursue such registration, provided that, in the case of this clause (iv), such Holder shall have reimbursed the Company for all of its out-of-pocket expenses incurred in connection with such Demand.

                  (f) If the lead managing underwriters of an Underwritten Offering made pursuant to a Demand shall advise the Holder making a Demand in writing (with a copy to the Company) that marketing or other factors require a limitation on the number of shares of Registrable Securities which can be sold in such offering within a price range acceptable to the Holder, then (i) if the Company shall have elected to include any securities to be issued and sold by the Company or sold on behalf of any of the Company's security holders excluding such Holder ("Other Rights Holders") in such Registration Statement, then the Company shall reduce the number of securities the Company shall intend to issue and sell (and, if applicable, the number of securities being sold on behalf of the Other Rights Holders) pursuant to such Registration Statement such that the total number of securities being sold by each such party shall be equal to the number which can be sold in such offering within a price range acceptable to such Holder, and (ii) if the Company shall not have elected to include any securities to be issued and sold by the Company or sold on behalf of Other Rights Holders in such Registration Statement or if the reduction referred to in the previous clause (i) shall not be sufficient, then, the Holder shall reduce the number of Registrable Securities requested to be included in such offering to the number that the lead managing underwriter advises can be sold in such offering within a price range acceptable to the Holder. The Holder shall not be required to reduce the number of Registrable Securities requested to be included in any such offering until the number of securities referred to in the previous clause (i) shall have been reduced to zero (0); provided, however, that if (A) the number of securities to be issued and sold by the Company in an Underwritten Offering made pursuant to a Demand has been reduced to zero (0) pursuant to clause (i) of this paragraph and (B) the lead managing underwriters of an Underwritten Offering made pursuant to a Demand shall advise the Holder making a Demand in writing (with a copy to the Company) that the inclusion of securities to be issued and sold by the Company in the offering would materially improve the marketing or pricing of the offering, the lead managing underwriters may, in their sole reasonable discretion, include in such offering securities to be issued and sold by the Company and reduce the number of securities to be sold on behalf of the Holder making a Demand. A requested Demand reduced pursuant to this Section 2(f) shall count as a Demand Registration described in the last sentence of Section 2(a), Section 2(c)(i) or 2(c)(iv) hereof. In the event that a requested Demand Registration so reduced does not result in at least $5,000,000 in aggregate gross sales proceeds being received by the Holder, such requested Demand Registration shall not be deemed to count as a Demand Registration described in the last sentence of Section 2(a), Section 2(c)(i) or 2(c)(iv) hereof, provided that the Holders shall have reimbursed the Company for all of its out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement.

                  (g) Except for exchange and shelf registration rights granted in connection with private debt transactions made under Rule 144A under the Securities Act, without the prior consent of a majority in the interest of the Holders, the Company shall not, from and after the date hereof until the Registrable Securities are no longer entitled to registration rights hereunder, grant demand registration rights to any purchaser of the Company's Registrable Securities or Common Stock that are superior to or pari passu with the rights of Holders as set forth in this Agreement.

                  (h) No Holder may participate in any Registration Statement hereunder unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in any arrangements approved by the Company and
(ii) completes and executes all reasonable and customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such arrangements.

                  Section 3. Piggy-Back Registration Rights.

                  (a) At any time on or after the expiration of the Rights Offering Period, whenever the Company shall propose to file a Registration Statement under the Securities Act relating to the public offering of securities for sale for cash, the Company shall give written notice to the Holders as promptly as practicable, but in no event less than fifteen (15) days prior to the anticipated filing thereof, specifying the approximate date on which the Company proposes to file such Registration Statement and the intended method of distribution in connection therewith, and advising Holders of their right to have any or all of the Registrable Securities then Beneficially Owned by them included among the securities to be covered by such Registration Statement (the "Piggy-Back Rights").

                  (b) Subject to Section 3(c) and Section 3(d) hereof, in the event that Holders have and shall elect to utilize their Piggy-Back Rights, the Company shall include in the Registration Statement the Registrable Securities identified by the Holders in a written request (a "Piggy-Back Request") given to the Company not later than ten (10) Business Days prior to the proposed filing date of the Registration Statement. The Registrable Securities identified in a Piggy-Back Request shall be included in the Registration Statement on the same terms and conditions as the other securities included in the Registration Statement.

                  (c) Notwithstanding anything in this Agreement to the contrary, Holders shall not have Piggy-Back Rights with respect to (i) a Registration Statement on Form S-4 or Form S-8 or Form S-3 (with respect to dividend reinvestment plans and similar plans) or any successor forms thereto or
(ii) a Registration Statement filed in connection with an exchange offer or an offering of securities solely to employees of the Company.

                  (d) If the lead managing underwriters selected by the Company for an Underwritten Offering for which Piggy-Back Rights are requested shall advise the Company in writing that marketing or other factors require a limitation on the number of shares of securities which can be sold in such offering within a price range acceptable to the Company, then, (i) such underwriters shall provide written notice thereof to the Holders and (ii) there shall be included in the offering,
(A) first, all securities proposed by the Company to be sold for its account (or such lesser amount as shall equal the maximum number determined by the lead managing underwriters as aforesaid); (B) second, all Registrable Securities requested to be included in such Registration Statement by Holders, or such lesser number as shall equal, together with the amount referred to in (A), the maximum number determined by the lead managing underwriters as aforesaid; and
(C) third, only that number of securities requested to be included by any Other Rights Holders that such lead managing underwriters reasonably and in good faith believe will not substantially interfere with (including, without limitation, adversely affecting the pricing of) the offering of all the securities that the Company desires to sell for its own account and all the Registrable Securities that the Holders desire to sell for their own accounts.

                  (e) Nothing contained in this Section 3 shall create any liability on the part of the Company to the Holders if the Company for any reason should decide not to file a Registration Statement for which Piggy-Back Rights are available or to withdraw such Registration Statement subsequent to its filing, regardless of any action whatsoever Holders may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.

                  (f) A request made by Holders pursuant to their Piggy-Back Rights to include Registrable Securities in a Registration Statement shall not be deemed to be a Demand Registration described in the last sentence of Section 2(a), Section 2(c)(i) or 2(c)(iv) hereof.

                  Section 4. Selection of Underwriters.

                  (a) In connection with any Underwritten Offering made pursuant to a Demand, the Company may, at its sole discretion, select a nationally recognized book running managing underwriter to manage the Underwritten Offering with the prior written consent of the Holders (which consent shall not be unreasonably delayed or withheld); provided, however, that the Company shall have no obligation to use an underwriter in connection with any registration made pursuant to a Demand.

                  (b) In connection with any Underwritten Offering made pursuant to a Piggy-Back Right, the Company may, at its sole discretion, select a nationally recognized book running managing underwriter to manage the Underwritten Offering after consultation in good faith with the Holders; provided, however, that the Company shall have no obligation to use an underwriter in connection with any registration made pursuant to a Piggy-Back Right.

                  Section 5. Blackout Periods. If (i) within five (5) Business Days following the exercise by a Holder of a Demand, the Company determines in good faith and notifies such Holder in writing that the registration and distribution of Registrable Securities (or the use of the Registration Statement or related Prospectus) resulting from a Demand received from such Holder would materially and adversely interfere with any planned or proposed business combination transaction involving the Company, or any pending financing, acquisition, corporate reorganization or any other corporate development involving the Company or any of its subsidiaries, (ii) following the exercise by such Holder of a Demand but before the effectiveness of the Registration Statement, (A) a business combination, tender offer, acquisition or other corporate event involving the Company is proposed, initiated or announced by another Person beyond the control of the Company (an "Uncontrolled Event"), (B) in the reasonable judgment of at least a majority of the members of the Board of Directors of the Company (the "Board"), the filing or seeking the effectiveness of the Registration Statement would materially and adversely interfere with such Uncontrolled Event or would otherwise materially and adversely affect the Company and (C) the Company promptly so notifies such Holder, or (iii) following effectiveness of a Registration Statement with respect to a Shelf Registration, the Company determines in good faith and notifies such Holder in writing that there is a valid purpose for the suspension of such Registration Statement, then, in each case, the Company shall be entitled to (x) postpone the filing of the Registration Statement otherwise required to be filed by the Company pursuant to Section 2 hereof, or (y) elect that the effective Registration Statement not be used, in either case for a reasonable period of time, but not to exceed sixty (60) days after the date that (1) the Demand was made (in the case of an clause (i) above) or (2) the Company so notifies such Holder of such determination (in the case of clauses (ii) and (iii) above) (each, a "Blackout Period"). Any such written notice shall contain a general statement of the reasons for such postponement or restriction on use and an estimate of the anticipated delay. The Company shall (a) promptly notify the Holder making a Demand of the expiration or earlier termination of such Blackout Period and (b) use its commercially reasonable efforts to effect the Demand Registration as promptly as practicable after the end of the Blackout Period.

                  Section 6. Holdback.

                  (a) If (i) at any time after the expiration of the Rights Offering Period, the Company shall file a Registration Statement (other than a registration on Form S-4, Form S-8 or Form S-3 (with respect to dividend reinvestment plans and similar plans) or any successor forms thereto) with respect to any shares of its capital stock, and (ii) upon reasonable prior notice the managing underwriter or underwriters (in the case of an Underwritten Offering) advise the Company and the Holders in writing that a sale or distribution of Registrable Securities would adversely impact such offering, then the Holders shall, to the extent not inconsistent with applicable law, refrain from effecting any sale or distribution of Registrable Securities during the period commencing on the effective date of such Registration Statement and continuing until the sixtieth (60th) day after the effective date of such Registration Statement; provided, however, that such restriction shall apply to the Holders only if in connection with such offering, the underwriters require the directors and executive officers of the Company to refrain from selling the Company's securities for a like period and on like terms.

                  (b) If requested by the underwriter or managing underwriter, as applicable, in any Underwritten Offering, each party hereto shall agree not to effect any public sale or distribution of such securities as such underwriter or managing underwriter shall deem advisable during any period set forth in a lock-up or market stand-off agreement approved by the Company; provided such agreement is no less favorable to such party than lock-up or market stand-off agreements entered into by the Company's directors and executive officers.

                  Section 7. Registration Procedures. If and whenever the Company shall be required to use its commercially reasonable efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall and, with respect to Section 7(m) and Section 7(n), the Holders shall:

                  (a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its commercially reasonable efforts to cause such Registration Statement to become and remain effective for a period of time necessary to sell Registrable Securities registered on such Registration Statement or until such Registrable Securities have been sold;

                  (b) prepare and file with the SEC amendments and post-effective amendments to such Registration Statement and such amendments and supplements to the Prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration or as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act for a Shelf Registration or otherwise necessary to keep such Registration Statement effective for at least one hundred eighty (180) days and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to otherwise comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until the earlier of (x) such 180th day or (y) such time as all Registrable Securities covered by such Registration Statement shall have ceased to be Registrable Securities (it being understood that the Company at its option may determine to maintain such effectiveness for a longer period, whether pursuant to a Shelf Registration or otherwise); provided, however, that a reasonable time before filing a Registration Statement or Prospectus, or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act), the Company shall furnish to the Holders, the managing underwriter and their respective counsel for review and comment, copies of all documents proposed to be filed;

                  (c) furnish, without charge, to the Holders and to any underwriter in connection with an Underwritten Offering such reasonable number of conformed copies of such Registration Statement and of each amendment and post-effective amendment thereto (in each case including all exhibits) and such reasonable number of copies of any Prospectus or Prospectus supplement and such other documents as Holders or such underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by the Holders or the underwriter (the Company hereby consenting to the use (subject to the limitations set forth in Section 7(n) hereof) of the Prospectus or any amendment or supplement thereto in connection with such disposition);

                  (d) use its commercially reasonable efforts to register or qualify such Registrable Securities covered by such Registration Statement under such other securities or "blue sky" laws of such jurisdictions as Holders shall reasonably request, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 7(d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                  (e) as promptly as practicable, notify the managing underwriters (if any) and Holders, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 7(b) hereof, of the Company's becoming aware that the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, as promptly as practicable, prepare and furnish to the Holders a reasonable number of copies of an amendment or supplement to such Registration Statement or related Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                  (f)      promptly notify the Holders at any time:

                           (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

                           (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information;

                           (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any order preventing the use of a related Prospectus, or the initiation (or any overt threats) of any proceedings for such purposes;

                           (iv) of the receipt by the Company of any written notification of the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation (or overt threats) of any proceeding for that purpose; and

                           (v) if at any time the representations and warranties of the Company contemplated by Section 7(i) below cease to be true and correct in all material respects;

                  (g) otherwise comply with all applicable rules and regulations of the SEC, and make available to Holders an earnings statement that shall satisfy the provisions of Section 11(a) of the Securities Act, provided that the Company shall be deemed to have complied with this Section 7(g) if it shall have complied with Rule 158 under the Securities Act;

                  (h) use its commercially reasonable efforts to cause all such Registrable Securities to be listed on the NYSE or any other national securities exchange or automated quotation system on which the class of Registrable Securities being registered is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange, and to provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement no later than the effective date of such Registration Statement;

                  (i) enter into agreements (including, if applicable, an underwriting agreement and other customary agreements in the form customarily entered into by other companies in comparable underwritten offerings) and take all other appropriate and all commercially reasonable actions in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement shall be entered into and whether or not the registration shall be an underwritten registration:

                           (i) make such representations and warranties to the Holders and the underwriters, if any, in form, substance and scope as are customarily made by companies to underwriters in comparable underwritten offerings;

                           (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions shall be reasonably satisfactory (in form, scope and substance) to the managing underwriters) addressed to the underwriters covering the matters customarily covered in opinions requested in comparable underwritten offerings by the Company;

                           (iii) obtain "comfort letters" and updates thereof from the Company's independent certified public accountants addressed to the Board and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "comfort letters" by independent accountants in connection with comparable underwritten offerings on such date or dates as may be reasonably requested by the managing underwriters, or if such offering is not an Underwritten Offering, the Board;

                           (iv) provide the indemnification in accordance with the provisions and procedures of Section 11 hereof to all parties to be indemnified pursuant to such Section 11 and any other indemnification customarily required in underwritten public offerings; and

                           (v) deliver such documents and certificates as may be reasonably requested by the Holders and the managing underwriters, if any, to evidence compliance with Section 7(f) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

                  (j) cooperate with the Holders and the managing underwriter or underwriters, if any, to facilitate, to the extent reasonable under the circumstances, the timely preparation and delivery of certificates representing the securities to be sold under such Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or the Holders may request and/or in a form eligible for deposit with the Depository Trust Company;

                  (k) make available to the Holders, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Holders or such underwriter (collectively, the "Inspectors"), reasonable access to appropriate officers and employees of the Company and the Company's subsidiaries to ask questions and to obtain information reasonably requested by such Inspector and financial and other records and other information, pertinent corporate documents and properties of any of the

Company and its subsidiaries and Affiliates (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility; provided, however, that the Records that the Company determines, in good faith, to be confidential shall not be disclosed to any Inspector unless such Inspector signs a confidentiality agreement in form reasonably satisfactory to the Company or either (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission of a material fact in such Registration Statement, or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided, further, that any decision regarding the disclosure of information pursuant to subclause (i) shall be made only after consultation with counsel for the applicable Inspectors; and provided, further, that the Holders agree that they shall, promptly after learning that disclosure of such Records is sought in a court having jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of such Records;

                  (l) in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction, the Company shall use its commercially reasonable efforts promptly to obtain its withdrawal;

                  (m) the Holders shall furnish the Company with such information regarding them and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request or as shall be required in connection with the action to be taken by the Company hereunder; and

                  (n) the Holders shall, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(e) hereof, forthwith discontinue disposition of Registrable Securities pursuant to the Prospectus or Registration Statement covering such Registrable Securities until the Holders shall have received copies of the supplemented or amended Prospectus contemplated by Section 7(e) hereof, and, if so directed by the Company, the Holders shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in their possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

                  Section 8. Registration Expenses. Except as otherwise provided herein, in connection with all registrations of Registrable Securities made pursuant to a Demand Registration or Piggy-Back Rights, the Company shall pay all Registration Expenses; provided, however, that the Holders shall pay, and shall hold the Company harmless from, (i) any underwriting discounts and commissions and transfer taxes relating to the sale or disposition of Registrable Securities and (ii) any fees, expenses or disbursements of its counsel and other advisors.

                  Section 9. Rule 144. From and after the date hereof, the Company shall, at all times when the Holders Beneficially Own any Registrable Securities, take such measures and file and/or make available such information, documents and reports as shall be required by the SEC as a condition to the availability of Rule 144.

                  Section 10. Covenants of Holders. Each Holder hereby covenants and agrees that it shall not sell any Registrable Securities in violation of the Securities Act or this Agreement.

                  Section 11. Indemnification; Contribution.

                  (a) The Company shall indemnify and hold harmless each Holder, their respective officers and directors, and each Person, if any, who controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and any agents, representatives or advisers thereof against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and expenses and reasonable costs of investigation) (collectively, "Damages") incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, any Prospectus, or any amendment or supplement to any of the foregoing, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in light of the circumstances then existing) not misleading, or (iii) any violation or alleged violation by the Company of any United States federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration except in each case insofar as the same arise out of or are based upon any such untrue statement or omission made in reliance on and in conformity with information with respect to the Holders furnished to the Company by the Holders or their counsel expressly for use therein. Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to indemnify any Person whose conduct has been determined by a final non-appealable judgment of a court of competent jurisdiction to constitute bad faith, gross negligence or willful misconduct. Subject to Section 11(b) hereof, the Company shall not be responsible hereunder for the fees and expenses of more than one counsel (together with local counsel, if any) for the indemnified parties. In connection with an Underwritten Offering, the Company shall indemnify the underwriters thereof, their officers, directors and agents and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders.

                  (b) Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Section 11 (provided that failure to give such notification shall not affect the obligations of the indemnifying party pursuant to this Section 11 except to the extent the indemnifying party shall have been materially prejudiced as a result of such failure). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 11 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, if (i) the indemnifying party shall not have employed counsel reasonably satisfactory to such indemnified party to take charge of the defense of such action within a reasonable time after notice of commencement of such action (so long as such failure to employ counsel is not the result of an unreasonable determination by such indemnified party that counsel selected pursuant to the immediately preceding sentence is unsatisfactory) or if the indemnifying party shall not have demonstrated to the reasonable satisfaction of the indemnified party its ability to finance such defense, or (ii) the indemnified party shall have reasonably concluded or been advised by counsel that there may be legal defenses available to such indemnified party which could result in a conflict of interest for such counsel or prejudice the prosecution of the defenses available to such indemnified party, then such indemnified party shall have the right to employ separate counsel of its choosing, at the expense of the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement without the consent (which consent, in the case of an action, suit, claim or proceeding exclusively seeking monetary relief, shall not be unreasonably withheld) of the applicable indemnified party.

                  (c) If the indemnification from the indemnifying party provided for in this Section 11 is unavailable to an indemnified party hereunder in respect of any Damages referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions or omissions which resulted in such Damages, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action or omission. The amount paid or payable by a party as a result of the Damages referred to above shall be deemed to include, subject to the limitations set forth in Section 11(b) hereof, any legal and other fees and expenses reasonably incurred by such indemnified party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 11(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11(c). Any underwriter's obligations in this Section 11(c) to contribute shall be several in proportion to the number of Registrable Securities underwritten by them and not joint. Notwithstanding the provisions of this Section 11(c), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any Damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. If indemnification is available under this Section 11, the indemnifying parties shall indemnify each indemnified party to the fullest extent provided in Section 11(a) hereof without regard to the relative fault of such indemnifying parties or indemnified party or any other equitable consideration provided for in this Section 11(c).

                  (d) The provisions of this Section 11 shall be in addition to any liability which any party may have to any other party and shall survive any termination of this Agreement. The indemnification provided by this
Section 11 shall survive the Transfer of such Registrable Securities by the Holders and shall remain in full force and effect irrespective of any investigation made by or on behalf of an indemnified party.

                  Section 12. Injunctions. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH ITS SPECIFIC TERMS OR WERE OTHERWISE BREACHED. THEREFORE, EACH PARTY SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OF THE PROVISIONS OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF IN ANY COURT HAVING JURISDICTION, SUCH REMEDY BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH SUCH PARTY MAY BE ENTITLED AT LAW OR IN EQUITY.

                  Section 13. Amendments and Waivers. No amendment, modification, supplement, termination, consent or waiver of any provision of this Agreement, nor consent to any departure herefrom, shall in any event be effective unless the same is in writing and is signed by the party against whom enforcement of the same is sought. Any waiver of any provision of this Agreement and any consent to any departure from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

                  Section 14. Notices. All notices, consents, requests, demands and other communications hereunder must be in writing, and shall be deemed to have been duly given or made: (i) when delivered in person; (ii) three (3) days after deposited in the United States mail, first class postage prepaid; (iii) in the case of telegraph or overnight courier services, one (1) Business Day after delivery to the telegraph company or overnight courier service with payment provided; or (iv) in the case of telex or telecopy or fax, when sent, verification received; in each case addressed as follows:

                  if to the Company:

                  Milacron Inc.
                  2090 Florence Avenue
                  Cincinnati, OH 45206
                  Tel: (513) 487-5000
                  Fax: (513) 487-5057
                  Attention: Ronald D. Brown

                  with a copy to:

                  Cravath, Swaine & Moore LLP
                  Worldwide Plaza
                  825 Eighth Avenue
                  New York, New York  10019
                  Tel: (212) 474-1000
                  Fax: (212) 474-3700
                  Attention: Mark I. Greene, Esq.

                  if to Glencore Finance AG:

                  Glencore Finance AG
                  Baarermattstrasse 3
                  CH-6341 Baar
                  SWITZERLAND
                  Tel: 011 41 41 709 2340
                  Fax: 011 41 41 709 2848
                  Attention: Steven Isaacs

                  with a copy to:

                  Cadwalader, Wickersham & Taft LLP
                  100 Maiden Lane
                  New York, NY  10038
                  Tel: (212) 504-6000
                  Fax: (212) 504-6666
                  Attention: Gregory M. Petrick, Esq.

                  if to Mizuho International plc

                  Mizuho International plc
                  Bracken House
                  One Friday Street
                  London  EC4M 9JA
                  UNITED KINGDOM
                  Tel: 011 44 207 236 1090
                  Fax: 011 44 207 090 6806
                  Attention: Patrick Collins

                  with a copy to:

                  Cadwalader, Wickersham & Taft LLP
                  100 Maiden Lane
                  New York, NY  10038
                  Tel: (212) 504-6000
                  Fax: (212) 504-6666
                  Attention: Gregory M. Petrick, Esq.

                  Section 15. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without the need for an express assignment or any consent by the Company thereto, subsequent holders of Registrable Securities. The Company hereby agrees to extend the benefits of this Agreement to any holder of Registrable Securities and any such holder of Registrable Securities may specifically enforce the provisions of this Agreement as if an original party hereto.

                  Section 16. Representations and Warranties of the Company. The Company represents and warrants to the other parties hereto as follows:

                  (a) Such party is duly organized and validly existing under the laws of the State of Delaware.

                  (b) Such party has full corporate power and authority to enter into this Agreement and to carry out and perform its obligations hereunder. The execution, delivery and performance by such party of this Agreement have been duly authorized and approved by all necessary corporate action. This Agreement has been duly authorized, executed and delivered by such party and constitutes the legal, valid and binding obligation of such party enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law.

                  (c) The execution, delivery and performance by such party of its obligations under this Agreement, and compliance by such party with the terms and conditions hereof will not (i) violate, with or without the giving of notice or the lapse of time, or both, or require any registration, qualification, approval or filing (other than registrations, qualifications, approvals and filings that have already been made or obtained) under, any provision of law, statute, ordinance or regulation applicable to it or any of its subsidiaries other than those that would not have a Material Adverse Effect and (ii) conflict with, or require any consent or approval under, or result in the breach or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of such party or any of its subsidiaries under, or result in the creation of any claim, lien, charge or encumbrance upon any of the properties, assets or businesses of such party or any of its subsidiaries pursuant to (x) its organizational documents,
(y) to the best of the Company's knowledge, any order, judgment, decree, law, ordinance or regulation applicable to it or any of its subsidiaries or (z) any material contract, instrument, agreement or restriction to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or any of its respective assets or properties is bound.

                  Section 17. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  Section 18. Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  Section 19. Choice of Law. THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

                  Section 20. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all remaining provisions contained herein shall not be in any way impaired thereby.

                  Section 21. Entire Agreement. This Agreement, including any schedules, exhibits or attachments referred to herein, is intended by the parties as a final expression and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, warranties or undertakings with respect to the subject matter hereof, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  Section 22. Further Actions; Reasonable Best Efforts. Each Holder shall use its reasonable best effort to take or cause to be taken all appropriate action and to do or cause to be done all things reasonably necessary, proper or advisable under applicable law and regulations to assist the Company in the performance of its obligations hereunder, including, without limitation, the preparation and filing of any Registration Statements pursuant to any Demand.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                    MILACRON INC.,

                                       By: /s/ Robert P. Lienesch
                                           -----------------------------------
                                           Name: Robert P. Lienesch
                                           Title: Vice President-Finance and
                                                  Chief Financial Officer

                                    GLENCORE FINANCE AG

                                       By: /s/ Steven Isaacs
                                       ----------------------------------------
                                       Name: Steven Isaacs
                                       Title: Director

                                    MIZUHO INTERNATIONAL PLC

                                       By: /s/ Matthew M. Weber
                                           ----------------------------------
                                           Name: Matthew M. Weber
                                           Title: Attorney